Exhibit 99

            First Bancorp Reports 11.1% Increase in Quarterly EPS;

                          Year to Date EPS Up 13.8%



    TROY, N.C., July 22 /PRNewswire-FirstCall/ -- First Bancorp

(Nasdaq: FBNC), the parent company of First Bank, announced second quarter earnings today of $4,811,000, or $0.50 per diluted share, an 11.1% increase in diluted earnings per share over the net income of $4,161,000, or $0.45 per diluted share, recorded in the second quarter of 2002.  Net income for the six months ended June 30, 2003 amounted to $9,504,000, or $0.99 per diluted share,

a 13.8% increase in diluted earnings per share over the net income of

$8,152,000, or $0.87 per diluted share, reported for the six months ended

June 30, 2002.

    Annualized key performance ratios for the quarter ended June 30, 2003 include:



    * Return on average assets of 1.47%

    * Return on average equity of 14.15%

    * Net charge-offs to average loans of 0.07%

    * Net interest margin of 4.53%

    * Nonperforming assets to total assets at quarter end of 0.37%

    * Efficiency ratio of 53.72%



    Total assets at June 30, 2003 amounted to $1.33 billion, 10.2% higher than a year earlier.  Total loans at June 30, 2003 amounted to $1.11 billion, a

14.3% increase from a year earlier, and total deposits amounted to

$1.15 billion at June 30, 2003, a 15.0% increase from a year earlier.  The

Company's January 15, 2003 acquisition of Carolina Community Bancshares, Inc.

(CCB), Dillon County, SC, contributed to the year-over-year increases.  As of the acquisition date, CCB had total assets of $70.2 million, with loans of

$47.7 million and deposits of $58.7 million.

    The increase in the Company's earnings in 2003 compared to 2002 was primarily due to the Company's overall growth, which resulted in increases in net interest income and noninterest income, the positive benefits of which were partially offset by higher operating expenses.  The Company's net interest margin did not vary significantly for the three or six month periods ended June 30, 2003 compared to the same periods in 2002, while the provisions for loan losses recorded by the Company for the three and six months ended

June 30, 2003 were slightly less than the comparable periods in 2002, due primarily to lower loan growth experienced.

    The Company's asset quality ratios have remained sound in 2003.  For the three and six months ended June 30, 2003, annualized net charge-offs as a percentage of average loans amounted to 7 basis points and 9 basis points,

respectively, compared to 14 basis points and 9 basis points for the comparable periods in 2002.  The Company's nonperforming assets to total assets ratio of 0.37% at June 30, 2003 is slightly higher than the same ratio of 0.34% a year earlier, but remains significantly lower than a March 31, 2003 state bank average of 0.71%.

    James H. Garner, President and CEO of First Bancorp, commented on today's earnings report, "I am pleased with our second quarter financial results,

especially in light of the slow economy and the net interest margin pressures caused by the historically low interest rate environment.  Our good results are a result of carefully managing our margins, our continued commitment to high asset quality, and the hard work of our mortgage loan department in meeting the high demand for mortgage loans during this time of low interest rates."

    "I would also like to thank our employees involved in the transition of the Carolina Community Bank branches to First Bank branches that occurred in

May.  The months of hard work paid-off with a smooth conversion that kept our customers happy," stated Mr. Garner.

    Mr. Garner also noted the following corporate developments:



    * The Company has filed for regulatory approval to open its first branch in Mayodan and its third branch in Sanford, both in North Carolina.

      Mayodan is located in Rockingham County, which is north of Greensboro,

      and will represent First Bank's first office in the county.  Sanford is located in Lee County, and this branch will join First Bank's existing two branches in Sanford and the branch in Broadway in serving the citizens of Lee County.



    * On June 19, 2003, the Company announced a quarterly dividend of 23 cents per share payable on July 25, 2003 to shareholders of record on

      June 30, 2003.  The 23 cent rate represents an increase over the previous rate of 22 cents per share paid in the comparable period a year ago.



    * During the second quarter of 2003, the Company repurchased 83,500 shares of its own common stock at an average price of $25.90 per share.  For the six months ended June 30, 2003, the Company repurchased

      200,700 shares of its own common stock at an average price of $24.76 per share.



    First Bancorp is a bank holding company based in Troy, North Carolina with total assets of approximately $1.3 billion.  Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that operates 51 branch offices, with 47 branches operating in a sixteen county market area in the central piedmont region of North Carolina, 3 branches in

Dillon County, South Carolina, and 1 branch in Wytheville, Virginia, where

First Bank does business as First Bank of Virginia.  First Bancorp's common stock is traded on the NASDAQ National Market under the symbol FBNC.

    Please visit our website at www.firstbancorp.com.  For additional financial data, please see the attached Financial Summary.

    This press release contains statements that could be deemed forward-

looking statements within the meaning of Section 21E of the Securities

Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995,

which statements are inherently subject to risks and uncertainties.  Forward-

looking statements are statements that include projections, predictions,

expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often characterized by the use of qualifying words (and their derivatives) such as "expect," "believe,"

"estimate," "plan," "project," or other statements concerning opinions or judgments of the Company and its management about future events.  Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the

Company's customers, the Company's level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions.





                        First Bancorp and Subsidiaries

                              Financial Summary





    ($ in thousands except per share data - unaudited)



                        Three Months Ended         Six Months Ended

                            June 30,                   June 30,

                                          Percent                     Percent

                         2003     2002    Change    2003      2002    Change



    INCOME STATEMENT



    Interest income

     Interest and fees

      on loans       $  17,249   16,666          $  34,258   32,870

     Interest on

      investment

      securities         1,086    1,522              2,235    3,124

     Other interest

      income               222      188                528      476

      Total interest

       income           18,557   18,376    1.0%     37,021   36,470    1.5%



    Interest expense

     Interest on

      deposits           4,467    5,836              9,112   12,387

     Interest on

      borrowings           416      210                893      460

      Total interest

       expense           4,883    6,046  -19.2%     10,005   12,847  -22.1%

       Net interest

        income          13,674   12,330   10.9%     27,016   23,623   14.4%

    Provision for

     loan losses           540      775  -30.3%      1,060    1,215  -12.8%

    Net interest

     income after provision

     for loan losses    13,134   11,555   13.7%     25,956   22,408   15.8%



    Noninterest income

     Service charges on

      deposit accounts   1,927    1,691              3,788    3,286

     Other service

      charges, commissions,

      and fees             633      574              1,409    1,210

     Fees from presold

      mortgages            651      334              1,353      780

     Commissions from

      financial product

      sales                335      178                595      443

     Data processing fees   79      100                152      156

     Securities gains       --        7                 --       27

     Other gains (losses)  (23)      17                 38       (4)

      Total noninterest

       income            3,602    2,901   24.2%      7,335    5,898   24.4%



    Noninterest expenses

     Personnel expense   5,396    4,546             10,722    9,159

     Occupancy and

      equipment expense  1,205    1,031              2,427    2,019

     Intangibles

      amortization          46        8                 91       16

     Other operating

      expenses           2,705    2,478              5,360    4,611

      Total noninterest

       expenses          9,352    8,063   16.0%     18,600   15,805   17.7%

    Income before income

     taxes               7,384    6,393   15.5%     14,691   12,501   17.5%

    Income taxes         2,573    2,232   15.3%      5,187    4,349   19.3%

    Net income       $   4,811    4,161   15.6%  $   9,504    8,152   16.6%



    Earnings per

     share - basic   $    0.51     0.45   13.3%  $    1.01     0.89   13.5%

    Earnings per share

     - diluted            0.50     0.45   11.1%       0.99     0.87   13.8%



    ADDITIONAL INCOME STATEMENT INFORMATION



    Net interest income,

     as reported     $  13,674   12,330          $  27,016   23,623

    Tax-equivalent

     adjustment (1)        133      136                274      277

    Net interest

     income,

     tax-equivalent  $  13,807   12,466   10.8%  $  27,290   23,900  14.2%



    (1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax exempt status.

        This amount has been computed assuming a 35% tax rate and is reduced by the related nondeductible portion of interest expense.







    PERFORMANCE RATIOS

    (annualized)





                            Three Months Ended          Six Months Ended

                                 June 30,                   June 30,

                                              Percent                Percent

                             2003       2002  Change     2003      2002 Change

    Return on average

     assets                 1.47%      1.45%            1.48%      1.43%

    Return on average

     equity                14.15%     13.89%           14.20%     13.76%

    Net interest margin

     - tax equivalent (1)   4.53%      4.63%            4.56%      4.50%

    Efficiency ratio

     - tax equivalent

    (1) (2)                53.72%     52.47%           53.72%     53.04%

    Net charge-offs to

     average loans          0.07%      0.14%            0.09%      0.09%

    Nonperforming assets

     to total assets

    (period end)            0.37%      0.34%            0.37%      0.34%



    SHARE DATA

    Cash dividends

     declared           $   0.23       0.22   4.5%   $  0.46       0.44   4.5%

    Stated book value      14.45      13.11  10.2%     14.45      13.11  10.2%

    Tangible book value    10.54      10.43   1.1%     10.54      10.43   1.1%

    Common shares

     outstanding at

     end of period     9,363,404  9,120,235        9,363,404  9,120,235

    Weighted average

     shares outstanding

     - basic           9,390,186  9,152,497        9,375,439  9,151,095

    Weighted average

     shares outstanding

     - diluted         9,563,841  9,344,900        9,552,385  9,340,049

    Shareholders'

     equity to assets      10.21%      9.94%           10.21%      9.94%



    AVERAGE BALANCES (in thousands)

    Total assets      $1,315,792  1,151,723 14.2% $1,297,043  1,145,890 13.2%

    Loans              1,087,932    946,279 15.0%  1,068,857    924,781 15.6%

    Earning assets     1,222,448  1,080,077 13.2%  1,207,443  1,071,391 12.7%

    Deposits           1,140,309  1,004,886 13.5%  1,122,821  1,000,061 12.3%

    Interest-bearing

     liabilities       1,047,765    916,788 14.3%  1,034,826    915,061 13.1%

    Shareholders'

     equity              136,360    120,136 13.5%    134,945    119,480 12.9%



     (1) See footnote 1 on page 1 of Financial Summary for discussion of tax-

         equivalent adjustments.

     (2) Calculated by dividing noninterest expense by the sum of tax-

         equivalent net interest income plus noninterest income.





    TREND INFORMATION

    ($ in thousands except share data)

    For the Three Months Ended



    INCOME STATEMENT

                      June 30   March 31, Dec. 31, Sept. 30, June 30, One Year

                        2003       2003    2002     2002      2002    Change



    Net interest income

     - tax

     equivalent (1) $ 13,807     13,483  12,882   13,143    12,466     10.8%

    Taxable equivalent

     adjustment          133        141     131      127       136     -2.2%

    Net interest

     income           13,674     13,342  12,751   13,016    12,330     10.9%

    Provision for

     loan losses         540        520     755      575       775    -30.3%

    Noninterest income 3,602      3,733   3,181    2,889     2,901     24.2%

    Noninterest

     expense           9,352      9,248   8,363    8,133     8,063     16.0%

    Income before

     income taxes      7,384      7,307   6,814    7,197     6,393     15.5%

    Income taxes       2,573      2,614   2,395    2,538     2,232     15.3%

    Net income         4,811      4,693   4,419    4,659     4,161     15.6%



    Earnings per

     share - basic      0.51       0.50    0.48     0.51      0.45     13.3%

    Earnings per share

     - diluted          0.50       0.49    0.48     0.50      0.45     11.1%



    (1) See footnote 1 on page 1 of Financial Summary for discussion of tax-

        equivalent adjustments.





    PERIOD END BALANCES (in thousands)



                  June 30    March 31,   Dec. 31,  Sept. 30, June 30, One Year

                    2003        2003       2002       2002      2002    Change





    Assets      $1,325,803  1,323,647  1,218,146  1,168,875  1,203,039   10.2%

    Securities      91,869     95,814     80,769     94,744    100,189   -8.3%

    Loans        1,107,997  1,071,432    998,547    983,045    969,409   14.3%

    Allowance for

     loan losses    12,243     11,898     10,907     10,524     10,179   20.3%

    Intangible

     assets         36,667     36,426     25,169     24,444     24,451   50.0%

    Deposits     1,151,969  1,143,813  1,055,957  1,015,318  1,002,143   15.0%

    Borrowings      31,000     36,000     30,000     23,000     70,000  -55.7%

    Shareholders'

     equity        135,327    133,551    123,985    122,129    119,562   13.2%







    YIELD INFORMATION



                                        For the Three Months Ended

                       June 30  March 31, Dec. 31, Sept. 30, June 30, One Year

                        2003      2003    2002     2002       2002   Change(2)



    Yield on loans     6.36%      6.57%   6.70%    6.94%     7.06%   -70 bp

    Yield on securities

     - tax equivalent  5.43%      5.84%   6.06%    6.29%     6.42%   -99 bp

    Yield on other

     earning assets    2.00%      2.34%   1.71%    3.25%     2.49%   -49 bp

     Yield on all

      interest earning

      assets           6.13%      6.33%   6.42%    6.83%     6.87%   -74 bp



    Rate on interest

     bearing deposits  1.77%      1.90%   2.13%    2.38%     2.60%   -83 bp

    Rate on other

     interest bearing

     liabilities       5.08%      5.95%   5.88%    3.60%     5.64%   -56 bp

     Rate on all interest

      bearing

      liabilities      1.87%      2.03%   2.23%    2.42%     2.65%   -78 bp



    Interest rate

     spread - tax

     equivalent        4.26%      4.30%   4.19%    4.41%     4.22%     4 bp

    Net interest

     margin - tax

     equivalent (1)    4.53%      4.59%   4.53%    4.78%     4.63%   -10 bp

    Average prime rate 4.23%      4.25%   4.45%    4.75%     4.75%   -52 bp



    (1) Calculated by dividing annualized tax equivalent net interest income by average earning assets for the period.  See footnote 1 on page 1 of

        Financial Summary for discussion of tax-equivalent adjustments.

    (2) Expressed in terms of change in basis points from previous year.







    ASSET QUALITY DATA ($ in thousands)



                      June 30  March 31, Dec. 31,  Sept. 30, June 30, One Year

                       2003       2003    2002      2002      2002    Change





    Nonaccrual loans $ 3,741      2,941   2,976    3,009     2,755    35.8%

    Restructured loans    22         38      41       73        77   -71.4%

    Accruing loans >

     90 days past due     --         --      --       --        --      --

     Total nonperforming

      loans            3,763      2,979   3,017    3,082     2,832    32.9%

    Other real estate  1,174      1,326   1,384    1,277     1,264    -7.1%

     Total nonperforming

      assets         $ 4,937      4,305   4,401    4,359     4,096    20.5%

    Net charge-offs

     to average loans

     - annualized       0.07%      0.11%   0.17%    0.09%     0.14%   -7 bp*

    Nonperforming loans

     to total loans     0.34%      0.28%   0.30%    0.31%     0.29%    5 bp*

    Nonperforming assets

     to total assets    0.37%      0.33%   0.36%    0.37%     0.34%    3 bp*

    Allowance for loan

     losses to total

     loans              1.10%      1.11%   1.09%    1.07%     1.05%    5 bp*



    * Expressed in terms of change in basis points from previous year.